Exhibit 16.1

MAZARS

Our Ref.:  EC/IC/B244/ABA4

December 17, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549

Gentlemen:

We have read Item 4.01(a) of Form 8-K of Bluepoint Linux Software Corp. for the event that occurred on December 15, 2008, and have the following comments:

1.	We agree with the statements made in paragraphs one, three and four; and

2.	We have no basis on which to agree or disagree with the statements made in paragraphs two or five.

Sincerely,

/s/ Mazars CPA Limited
Mazars CPA Limited